UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014 (August 18, 2014)

WESTWOOD HOLDINGS GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31234	75-2969997
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(214) 756-6900

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 18, 2014, Westwood Holdings Group, Inc. (the “Company”) announced the appointment of Tiffany Kice to serve as the Company’s Chief Financial Officer, effective immediately. Ms. Kice will replace William R. Hardcastle, Jr., who has been serving as the Company’s interim Chief Financial Officer. Mr. Hardcastle will resume his activities regarding business development and strategic initiatives for the Company, the position he held immediately prior to serving as the Company’s interim Chief Financial Officer.

Ms. Kice, age 47, has over 25 years of experience across multiple industries in both the public and private sectors, including 15 years in public accounting. Her expertise includes financial reporting for Securities and Exchange Commission registrants, capital markets, corporate governance, global tax and treasury matters, mergers and acquisitions, and technology solutions. Prior to joining the Company Ms. Kice served as Executive Vice President, Chief Financial Officer and Treasurer of CEC Entertainment, Inc. (“CEC”), a Dallas-based company that develops, operates and franchises family dining and entertainment centers, from August 2010 to July 2014. CEC was a New York Stock Exchange listed company until February 2014. From September 1995 to August 2010 she worked at KPMG LLP, serving as Audit Partner from October 2006 to August 2010. Ms. Kice holds a Bachelor’s degree in business administration from the University of Texas at Austin and is a certified public accountant.

The Company will pay Ms. Kice an annual base salary of $225,000 to serve as Chief Financial Officer. Ms. Kice will receive a $50,000 cash signing bonus on October 1, 2014. Also, on October 23, 2014 Ms. Kice will receive a time-vested restricted stock award grant of the Company’s common stock valued at $75,000, subject to the approval of the Compensation Committee of the Company’s Board of Directors. Pursuant to the Company’s Third Amended and Restated Westwood Holdings Group, Inc. Stock Incentive Plan (the “Stock Incentive Plan”), 50% of the shares of restricted stock will vest on February 23, 2017, and 25% of the shares of restricted stock will vest on each of the first and second anniversaries of such date.

As Chief Financial Officer, Ms. Kice is eligible to participate in all compensation and incentive plans that are available to Company’s employees generally, including (i) annual cash incentive awards approved by the Compensation Committee of the Company’s Board of Directors, (ii) long-term equity incentive awards granted pursuant to the Stock Incentive Plan, and (iii) employee and post-retirement benefits, including under the Company’s Westwood Holdings Group, Inc. Savings Plan. Ms. Kice will receive a minimum cash bonus target of $225,000 for each of 2014, 2015, 2016, 2017 and 2018. The cash bonus for 2014 will be prorated based upon partial service in the performance year as determined by her start date. Ms. Kice will receive a restricted stock award grant of the Company’s common stock valued at an amount not less than $225,000 in February of each of 2015, 2016, 2017 and 2018. The future cash bonus awards and future restricted stock awards are subject to the approval of the Compensation Committee of the Company’s Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release of Westwood Holdings Group, Inc. dated August 18, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD HOLDINGS GROUP, INC.

Date: August 18, 2014	/s/ Brian O. Casey
Brian O. Casey,
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Westwood Holdings Group, Inc. dated August 18, 2014.